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                                                             EXECUTION VERSION









                                 U.S. $4,950,000


                             BRIDGE CREDIT AGREEMENT


                           Dated as of August 8, 2000

                                      Among

                              ORBCOMM GLOBAL, L.P.

                                   as Borrower

                                       and

                             TELEGLOBE HOLDING CORP.

                                    as Lender
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                               TABLE OF CONTENTS

                                                                          Page

                                    ARTICLE I
                                   DEFINITIONS
SECTION 1.01.  Defined Terms.................................................1
SECTION 1.02.  Computation of Time Periods...................................8
SECTION 1.03.  Accounting Terms..............................................8

                                   ARTICLE II

                        AMOUNTS AND TERMS OF THE ADVANCE
SECTION 2.01.  The Advance...................................................9
SECTION 2.02.  Making the Advance............................................9
SECTION 2.03.  Repayment.....................................................9
SECTION 2.04.  Reduction and Termination of the Commitments..................9
SECTION 2.05.  Optional Prepayments..........................................9
SECTION 2.06.  Interest......................................................9
SECTION 2.07.  Payments and Computations....................................10
SECTION 2.08.  Taxes........................................................10
SECTION 2.09.  Use of Proceeds..............................................11
SECTION 2.10.  Evidence of Debt.............................................11

                                   ARTICLE III

                              CONDITIONS OF LENDING
SECTION 3.01.  Conditions Precedent to Borrowing............................11

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
SECTION 4.01.  Representations and Warranties of the Borrower...............13

                                    ARTICLE V

                            COVENANTS OF THE BORROWER
SECTION 5.01.  Affirmative Covenants........................................18
SECTION 5.02.  Negative Covenants...........................................20

                                   ARTICLE VI

                                EVENTS OF DEFAULT
SECTION 6.01.  Events of Default............................................23


                                      -i-
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                                   ARTICLE VII

                                  MISCELLANEOUS
SECTION 7.01.  Amendments, Etc..............................................26
SECTION 7.02.  Notices, Etc.................................................26
SECTION 7.03.  No Waiver; Remedies..........................................26
SECTION 7.04.  Indemnity....................................................26
SECTION 7.05.  Right of Set-off.............................................27
SECTION 7.06.  Integration..................................................27
SECTION 7.07.  Binding Effect...............................................27
SECTION 7.08.  GOVERNING LAW................................................27
SECTION 7.09.  Execution in Counterparts....................................27
SECTION 7.10.  WAIVER OF JURY TRIAL.........................................27


SCHEDULES:

Schedule 4.01(b)  -     Subsidiaries
Schedule 4.01(d)  -     Authorizations, etc
Schedule 4.01(k)  -     ERISA Events
Schedule 4.01(r)  -     Patents, Copyrights and other Intellectual Property
Schedule 4.01(s)  -     Scheduled Liens


EXHIBITS

Exhibit A   -     Form of Note
Exhibit B   -     Notice of Borrowing
Exhibit C   -     Form of Security Agreement
Exhibit D   -     Business Plan


                                      -ii-
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                            BRIDGE CREDIT AGREEMENT

            BRIDGE CREDIT AGREEMENT dated as of August 8, 2000 (this "Agreement") between ORBCOMM GLOBAL, L.P., a Delaware limited partnership (the "Borrower") and TELEGLOBE HOLDING CORP., a Delaware corporation (the "Lender").

            Introductory Statement. As of the date hereof, Lender owns, indirectly through subsidiaries, a majority interest in the Borrower. The Borrower is soliciting additional capital from long-term investors or strategic partners and contemplates a substantial reorganization of its business to conserve funds while remaining a going concern. The Borrower requires an immediate extension of credit to enable it to pay its expenses in the ordinary course of business and prepare for an orderly sale and or restructuring. The Lender is willing to provide Borrower up to $4,950,000 in secured loans for such purposes, subject to the terms and conditions set forth herein. As of the date hereof, the Lender has advanced $300,000 to the Borrower, which amount is deemed part of the Advance (as defined below) made hereunder and is a secured loan pursuant to the Collateral Documents (as defined below).

            The parties hereto hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

            SECTION 1.1. Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

            "Advance" means the advance by the Lender to the Borrower pursuant to Article II hereof.

            "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling," "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 10% or more of the Voting Stock of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise.

            "Borrower" has the meaning specified in the recital of parties to this Agreement.

            "Borrower's Account" means the account of the Borrower maintained by the Borrower with First Union National Bank, Capital Management and Institutional Trust Division at its office at 740 15th Street N.W., 3rd Floor, Washington, D.C., 20005, Account No. #705 329 1091.
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                                                                               2


            "Business Day" means a day of the year on which banks are not required by law or authorized to close in New York City.

            "Business Plan" means the Business Plan attached hereto as Exhibit
      D.

            "Capital Expenditures" means, with respect to any Person any expenditures for, and any Debt (including obligations under Capitalized Leases) assumed or incurred in connection with the acquisition of, equipment, fixed assets, real property or improvements, or for replacements or substitutions therefor or additions thereto, that are required to be capitalized under GAAP on the balance sheet of such Person.

            "Capital Stock" means any and all shares, interests, participations or other equivalent ownership interests in Borrower and its Subsidiaries and any and all warrants, rights or options to purchase any of the foregoing.

            "Capitalized Leases" has the meaning specified in clause (e) of the definition of Debt.

            "Cash Equivalents" means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) commercial paper of an issuer rated at least A-2 by S&P or P-2 by Moody's, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within one month from the date of acquisition; (c) repurchase obligations of any commercial bank organized under the laws of the United States of America or any state thereof having combined capital and surplus of not less than $500,000,000, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government; (d) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of one month or less from the date of acquisition issued by any commercial bank satisfying the requirement of clause (c) of this definition; (e) securities with maturities of one month or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (c) of this definition; or (f) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (e) of this definition.

            "Closing Date" means the date upon which the conditions precedent to the making of the Advance set forth in Section 3.01 have been satisfied or waived by the Lender.

            "Collateral" means all "Collateral" referred to in the Collateral Documents and all property that is subject to any Lien in favor of the Lender.
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                                                                               3


            "Collateral Documents" means the Security Agreement.

            "Commitment" means the commitment of the Lender to make Advances hereunder in the aggregate amount of $4,950,000.

            "Consolidated" refers to the consolidation of financial statements in accordance with GAAP.

            "Debt" of any Person means, without duplication, the following:

            (a)   all indebtedness of such Person for borrowed money,

            (b) all obligations of such Person for the deferred purchase price of property or services (other than trade payables not overdue by more than 90 days incurred in the ordinary course of such Person's business),

            (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments,

            (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property),

            (e) all obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases ("Capitalized Leases"),

            (f) all obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities,

            (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of such Person or any warrants, rights or options to acquire such capital stock, valued, in the case of Redeemable Preferred Stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends,

            (h) all obligations of such Person in respect of Hedge Agreements,

            (i) all Debt of others referred to in clauses (a) through (h) above guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss, (iii) to supply funds to or in any other manner invest in the debtor

      (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (iv) otherwise to assure a creditor against loss, and

            (j) all Debt referred to in clauses (a) through (h) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt.

            "Default" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

            "Environmental Law" means any Federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, writ, judgment, injunction, decree or judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

            "ERISA Affiliate" of any Person means any other Person that for purposes of Title IV of ERISA is a member of the controlled group of Borrower, or under common control with Borrower, within the meaning of
      Section 414 of the Internal Revenue Code.

            "ERISA Event" means (a)(i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC or (ii) the requirements of Section 4043(b) of ERISA apply with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9),
      (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days;
      (b) the application for a minimum funding waiver with respect to a Plan;
      (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of Borrower or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by Borrower or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such Plan.

            "Events of Default" has the meaning specified in Section 6.01 hereof.

            "GAAP" has the meaning specified in Section 1.03 hereof.

            "Hazardous Materials" means (a) petroleum or petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and
      (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminate under any Environmental Law.

            "Hedge Agreements" means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements designed to hedge against fluctuations in interest rates or foreign exchange rates.

            "Indemnified Party" has the meaning specified in Section 7.04 hereof.

            "Insufficiency" means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

            "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

            "Internal Revenue Service" means the United States Internal Revenue Service.

            "Investment" in any Person means any loan or advance to such Person, any purchase or other acquisition of any capital stock, warrants, rights, options, obligations or other securities of such Person, any capital contribution to such Person or any other investment in such Person, including, without limitation, any arrangement pursuant to which the investor incurs Debt of the types referred to in clauses (i) and (j) of the definition of "Debt" in respect of such Person.

            "Lender" has the meaning specified in the recital of parties to this Agreement.

            "Lender's Account" means the account of the Lender maintained by the Lender with Bank of America at its office at New York, New York, Account No. 12338-29451.

            "Lending Office" means the office of the Lender specified in Section
      7.02 hereof.
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                                                                               6


            "Lien" means any lien, security interest, mortgage or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

            "Loan Documents" means this Agreement, the Note (if any) and the Collateral Documents.

            "Material Contracts" has the meaning specified in Section 4.01(v) hereof.

            "Maturity Date" means September 15, 2000.

            "Moody's" means Moody's Investors Service, Inc.

            "Multiemployer Plan" of any Person means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

            "Multiple Employer Plan" of any Person means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of such Person or any of its ERISA Affiliates and at least one Person other than such Person and its ERISA Affiliates or (b) was so maintained and in respect of which such Person or any of its ERISA Affiliates could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

            "Note" has the meaning specified in Section 2.10 hereof.

            "Notice of Borrowing" has the meaning specified in Section 2.02 hereof.

            "Obligation" means, with respect to any Person, any obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any bankruptcy, insolvency, reorganization or other similar proceeding. Without limiting the generality of the foregoing, the Obligations under the Loan Documents include (a) the obligation to pay principal, interest, charges, expenses, indemnities and other amounts payable under any Loan Document and (b) the obligation to reimburse any amount in respect of any of the foregoing that the Lender, in its sole discretion, may elect to pay or advance on behalf of Borrower.

            "Other Taxes" has the meaning specified in 2.08(b) hereof.

            "PBGC" means the Pension Benefit Guaranty Corporation.

            "Permitted Liens" means (a) Liens for taxes, assessments and governmental charges or levies not yet due and payable or which are not required to be paid under Section 5.01(b) hereof; (b) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than 60 days or that are being contacted in good faith by appropriate proceedings; and (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations.

            "Person" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

            "Plan" means a Single Employer Plan, Multiemployer Plan or a Multiple Employer Plan.

            "Preferred Stock" means, with respect to any corporation, capital stock issued by such corporation that is entitled to a preference or priority over any other capital stock issued by such corporation upon any distribution of such corporation's assets, whether by dividend or upon liquidation.

            "Redeemable" means, with respect to any capital stock, Debt or other right or obligation, any such right or obligation that (a) the issuer has undertaken to redeem at a fixed or determinable date or dates, whether by operation of a sinking fund or otherwise, or upon the occurrence of a condition not solely within the control of the issuer or (b) is redeemable at the option of the holder.

            "Revenue Agent Report" means any report prepared by an agent of the Internal Revenue Service in connection with an audit of the Borrower recommending or otherwise setting forth positive adjustments to the Federal income tax liability of the Borrower.

            "S&P" means Standard & Poor's.

            "Security Agreement" has the meaning specified in Section 3.01(a)(v) hereof.

            "Single Employer Plan" of any Person means a single employer plan, as defined in Section 400(a)(15) of ERISA, that (a) is maintained for employees of such Person or any of its ERISA Affiliates and no Person other than such Person and its ERISA Affiliates or (b) was so maintained and in respect of which such Person or any of its
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                                                                               8


      ERISA Affiliates could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

            "Subsidiary" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

            "Taxes" has the meaning specified in Section 2.08(a) hereof.

            "Voting Stock" means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

            "Welfare Plan" means a welfare plan, as defined in Section 3(1) of ERISA.

            "Withdrawal Liability" has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

            SECTION 1.02. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

            SECTION 1.03. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.01(g) ("GAAP").

                                  ARTICLE II

                       AMOUNTS AND TERMS OF THE ADVANCE

            SECTION 2.01. The Advance. The Lender agrees, on the terms and conditions hereinafter set forth, to make an Advance to the Borrower on the Closing Date in the amount of the Commitment less $300,000, the emergency advance made by the Lender to the Borrower on August 4, 2000, which emergency advance shall henceforth be deemed an Advance hereunder secured by the Collateral Documents.

            SECTION 2.02. Making the Advance. Subject to Section 2.01 and satisfaction of the conditions set forth in Section 3.01, the Advance shall be made on August 8, 2000, pursuant to a notice of borrowing (a "Notice of Borrowing"). Such Notice of Borrowing shall be by fax, in substantially the form of Exhibit B hereto, specifying therein the requested (i) date of such borrowing and (ii) aggregate amount of such borrowing. Upon fulfillment of the applicable conditions set forth in Article III, the Lender will make such funds available to the Borrower by wire transfer to the Borrower's Account.

            SECTION 2.03. Repayment. The Borrower shall repay to the Lender the outstanding principal amount of the Advance on the Maturity Date. When any of the Obligations of the Borrower under the Loan Documents become due and payable (by acceleration or otherwise), the Lender shall be entitled to immediate payment of such Obligations.

            SECTION 2.04. Reduction and Termination of the Commitments. (a) Optional. The Borrower may, upon at least one Business Day's notice to the Lender, terminate in whole or reduce the unused portion of the Commitment; provided, however, that each partial reduction shall be in an aggregate amount of $2,000,000 or an integral multiple of $1,000,000 in excess thereof.

            (b) Mandatory. On the Maturity Date, the Commitment of the Lender shall expire.

            SECTION 2.05. Optional Prepayments. The Borrower may, upon at least two Business Days' notice to the Lender stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding principal amount of the Advance in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid, without premium or penalty; provided, however, that each partial prepayment shall be in an aggregate principal amount of $1,000,000 or an integral multiple of $100,000 in excess thereof.

            SECTION 2.06. Interest. (a) Ordinary Interest. The Borrower shall pay interest on the unpaid principal amount of the Advance owing to the Lender from the date of such Advance until such principal amount shall be paid in full, at 17% per annum, payable in arrears on the Maturity Date.

            (b) Default Interest. Upon the occurrence and during the continuance of a Default, interest shall accrue on the unpaid principal amount of the Advance owing to the Lender and on the unpaid amount of all interest, fees and other amounts payable hereunder that is not paid when due, at a rate per annum equal to 19%, payable in arrears on the dates referred to in subsection (a) above and on demand.

            SECTION 2.07. Payments and Computations. (a) The Borrower shall make each payment hereunder and under the Note, if any, without setoff, deduction or counterclaim, not later than 2:00 P.M. (New York City time) on the day when due at the Lender's Account in U.S. dollars in same day funds.

            (b) All computations of interest and fees shall be made by the Lender on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, fees or commissions are payable. Each determination by the Lender of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

            (c) Whenever any payment hereunder or under the Note, if any, shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest, as the case may be.

            SECTION 2.08. Taxes. (a) Any and all payments by the Borrower hereunder or under the Note, if any, shall be made, in accordance with Section 2.08, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, net income taxes that are imposed by the United States and franchise taxes and net income taxes that are imposed on the Lender under the laws of the state which it is organized or any political subdivision thereof and franchise taxes and net income taxes that are imposed on the Lender by the state of its Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under the Note, if any, to the Lender, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.08), the Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and
(iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

            (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or under the Note, if any, or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the Note, if any, (hereinafter referred to as "Other Taxes").

            (c) The Borrower will indemnify the Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.08) paid by the Lender and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 10 days from the date the Lender makes written demand therefor.

            (d) As soon as reasonably practicable after the date of any payment of Taxes, the Borrower will furnish to the Lender, at its address referred to in
Section 7.02, appropriate evidence of payment thereof.

            (e) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.08 shall survive the payment in full of principal and interest hereunder and under the Note, if any.

            SECTION 2.09. Use of Proceeds. The proceeds of the Advance shall be available, and shall be used, solely for payroll, severance, employee benefits, withholding taxes, rent, utilities and other obligations integral to the Borrower's continuing operations and the expenses of preparing for a filing under Chapter 11 of the Bankruptcy Code, and the payment of interest and fees and expenses in respect hereof all in accordance with the Business Plan.

            SECTION 2.10. Evidence of Debt. The Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to the Lender resulting from the Advance owing to the Lender from time to time, including the amounts of principal and interest payable and paid to the Lender from time to time hereunder. The Borrower agrees that upon notice by the Lender to the Borrower to the effect that a promissory note or other evidence of indebtedness is required or appropriate in order for the Lender to evidence (whether for purposes of pledge, enforcement or otherwise) the Advance owing to, or to be made by, the Lender, the Borrower shall promptly execute and deliver to the Lender a promissory note substantially in the form of Exhibit A hereto (each a "Note"), payable to the order of the Lender in a principal amount equal to the Commitment.


                                  ARTICLE III

                             CONDITIONS OF LENDING

            SECTION 3.01. Conditions Precedent to Borrowing. The obligation of the Lender to make the Advance is subject to the following conditions precedent:

            (a) The Lender shall have received the following, each dated the Closing Date (unless otherwise specified), in form and substance reasonably satisfactory to the Lender:

                  (i) Evidence, reasonably satisfactory in form and substance to the Lender, of due authorization of the execution, delivery and performance by Borrower of its Obligations under this Agreement and each other Loan Document;

                  (ii) A certificate signed on behalf of the Borrower by its chief executive officer or chief financial officer, dated as of the Closing Date (the statements made in which certificate shall be true on and as of the Closing Date), certifying as to (A) a true and correct copy of the formation documents of the Borrower as in effect on the Closing Date, (B) the due formation and good standing of the Borrower as a limited partnership organized under the laws of the State of Delaware, and the absence of any proceeding for the dissolution or liquidation of the Borrower, (C) the truth in all material respects of the representations and warranties contained in the Loan Documents, as though made on and as of the date of the initial borrowing, before and after giving effect to such borrowing, and to the application of the proceeds therefrom, and (D) the absence of any event occurring and continuing, or resulting from the initial borrowing or from the application of the proceeds therefrom, that constitutes a Default or Event of Default;

                  (iii) (A) A certificate signed by a Secretary or an Assistant
            Secretary of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign this Agreement, the Note (if any), each other Loan Document to which the Borrower is or may be a party and the other documents to be delivered hereunder and thereunder; and

            (B) a certificate signed by a Secretary or Assistant Secretary of the Borrower's general partner, and such general partner's managing partner, certifying the names and the signatures of the officers of the Borrower's general partner, and such general partner's managing partner, authorized to sign on behalf of the Borrower this Agreement, the Note (if any) and each other Loan Document to which the Borrower is or may be a party and the other documents to be delivered hereunder or thereunder;

                  (iv) If requested by the Lender, a Note to the order of the
            Lender in substantially the form of Exhibit A hereto;

                  (v) A security agreement in substantially the form of Exhibit
            C (as amended from time to time in accordance with its terms, the "Security Agreement"), duly executed by the Borrower;

                  (vi) The Lender shall have received the opinion of outside counsel to the Borrower, satisfactory in form and substance to the Lender, covering the matters set forth in paragraphs 4.01(a) through
            (f) hereof.

            (b) Lender shall have received the certificates representing the shares of Capital Stock pledged pursuant to the Collateral Documents, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof.

            (c) Each document (including, without limitation, any Uniform Commercial Code financing statement and Patent and Trademark Office filing) required by the Collateral Documents or under law or reasonably requested by Lender to be filed, registered or recorded in order to create in favor of Lender, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 5.02(a)) shall be in proper form for filing, registration or recordation in each jurisdiction in which the filing, registration or recordation thereof is so required or requested.

            (d) The Lender shall have received such other approvals, opinions or documents as the Lender may reasonably request.

                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES

            SECTION 4.01. Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

            (a) It (i) is duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation, (ii) is duly qualified and in good standing in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed would not have a material adverse effect on its business, condition (financial or otherwise), operations, performance, properties or prospects and (iii) has all requisite power and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

            (b) Set forth on Schedule 4.01(b) hereto is a complete and accurate list of all direct and indirect Subsidiaries of Borrower, showing as of the date hereof (as to each such Subsidiary) the jurisdiction of its organization or formation, the number of interests or shares of each class of Capital Stock authorized, and the number outstanding, on the date hereof and the percentage of the outstanding shares of each such class owned (directly or indirectly) by Borrower and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the date hereof.

      All of the outstanding Capital Stock of all of such Subsidiaries has been validly issued, is fully paid and non-assessable and is owned by Borrower or one or more of its Subsidiaries free and clear of all Liens, except those created by the Collateral Documents and any restrictions or encumbrances on transferability of securities imposed by applicable federal securities laws. Each such Subsidiary (i) is duly organized or formed, validly existing and in good standing under the laws of the jurisdiction of its organization or formation, (ii) is duly qualified and in good standing in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed would not have a material adverse effect on its business, condition (financial or otherwise), operations, performance, properties or prospects and (iii) has all requisite power and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

            (c) The execution, delivery and performance by each Borrower of this Agreement, the Note, if any, and each other Loan Document to which it is or is to be a party, and the other transactions contemplated hereby, are within Borrower's powers, have been duly authorized by all necessary partnership action, and do not (i) contravene Borrower's partnership agreement, (ii) violate any law (including, without limitation, the Securities Exchange Act of 1934 and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970), rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award, (iii) conflict with or result in the breach of, or constitute a default under, any material contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting Borrower, any of its Subsidiaries or any of their properties or (iv) result in or require the creation or imposition of any Lien (other than those created under the Collateral Documents) upon or with respect to any of the properties of Borrower or any of its Subsidiaries. Neither Borrower nor any of its Subsidiaries is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award, the violation or breach of which is reasonably likely to have a material adverse effect on the business, condition (financial or otherwise), operations, performance, properties or prospects of Borrower or its Subsidiaries taken as a whole.

            (d) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery and performance by Borrower of this Agreement or any other Loan Document to which it is or is to be a party, or the other transactions contemplated hereby except (i) for authorizations, approvals, actions, notices or filings described in Schedule 4.01(d) hereto, which authorizations, approvals, actions, notices or filings have been obtained or made and are in full force and effect, (ii) for authorizations, approvals, actions, notices, or filings the failure of which to obtain or make and maintain in full force and effect could not reasonably be expected to have a material adverse effect on its business, condition (financial or otherwise), operations, performance, properties or prospects, and (iii) the filings referred to in
      Schedule 5 to the Security Agreement.

            (e) This Agreement has been, and each other Loan Document when delivered hereunder will have been, duly executed and delivered by Borrower. This Agreement is, and each other Loan Document when delivered hereunder will be the legal, valid and binding obligation of the Borrower, enforceable against Borrower in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

            (f) Upon execution and delivery thereof by the parties thereto, each of the Collateral Documents will be effective to create in favor of Lender a legal, valid and enforceable security interest in the collateral described therein. Uniform Commercial Code financing statements have been filed in each of the jurisdictions listed on Schedule 5 to the Security Agreement or arrangements have been made for such filing in such jurisdictions, and Patent and Trademark Office filings have been arranged by Lender, and upon such filing, and upon the taking of possession by Lender of the Pledged Securities referred to in any of the Collateral Documents and any other collateral the security interests in which may be perfected only by possession, such security interests will constitute first priority perfected liens on, and security interests in, all right, title and interest of the debtor party thereto in the collateral described therein, except as permitted by Section 5.02(a).

            (g) The Consolidated balance sheet of the Borrower and its Subsidiaries as at December 31, 1999, and the related Consolidated statement of income and cash flow of the Borrower and its Subsidiaries for the fiscal year then ended, accompanied by an opinion of Arthur Andersen, L.P., independent public accountants, and the unaudited Consolidated balance sheet of the Borrower and its Subsidiaries as at March 31, 2000, and the related Consolidated statement of income and cash flow of the Borrower and its Subsidiaries for the three months then ended, copies of which have been furnished to the Lender, fairly present the Consolidated results of the operations of the Borrower and its Subsidiaries for the periods ended on such dates, all in accordance with generally accepted accounting principles applied on a consistent basis.

            (h) No information, exhibit or report furnished to the Lender in connection with the negotiation of the Loan Documents or pursuant to the terms of the Loan Documents contained as of the date such information, exhibit or report was so furnished any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading.

            (i) There is no action, suit, investigation, litigation or proceeding affecting, pending or, to the knowledge of the Borrower, threatened before any court, governmental agency or arbitrator that (i) could reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower and its Subsidiaries taken as a whole or (ii) purports to affect the legality, validity or enforceability of this Agreement, any other Loan Document or the consummation of the transactions contemplated hereby.

            (j) The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying "margin stock" within the meaning of such quoted term under Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect, and no proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

            (k) Except as set forth on Schedule 4.01(k), no ERISA Event has occurred or is reasonably expected to occur with respect to any Plan of the Borrower or any ERISA Affiliate.

            (l) Neither Borrower nor any of its ERISA Affiliates has incurred or is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan.

            (m) Neither Borrower nor any of its ERISA Affiliates has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no Multiemployer Plan to which Borrower or any ERISA Affiliate belongs is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA.

            (n) Neither the business nor the properties of Borrower or any Subsidiary have been affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that could reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), operations, performance, properties or prospects of Borrower and its Subsidiaries taken as a whole.

            (o) The operations and properties of Borrower and each of its Subsidiaries comply in all material respects with all Environmental Laws and neither utilize nor contain nor are affected by any Hazardous Materials that are not treated in material compliance with all Environmental Laws, and neither the Borrower nor any of its Subsidiaries has any material liability, contingent or otherwise, under any Environmental Law that could reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), operations, performance, properties or prospects of Borrower and its Subsidiaries taken as a whole.

            (p) Each of Borrower and its Subsidiaries has filed, has caused to be filed or has been included in all tax returns (Federal, state, local and foreign) required to be filed and has paid all taxes shown thereon to be due, together with applicable interest and penalties, (i) the amount of which, either individually or in the aggregate, could reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), operations, performance, properties or prospects of Borrower and its Subsidiaries taken as a whole or (ii) the amount, applicability or validity of which is being contested in good faith and by appropriate proceedings and with respect to which the Borrower or such Subsidiary, as the case may be, has established adequate reserves in accordance with generally accepted accounting principles. Neither the Borrower nor any of its Subsidiaries knows of any basis for any other tax, fee or charge that either individually or in the aggregate, could have a material adverse effect on the business, condition (financial or otherwise), operations, performance, properties or prospects of Borrower and its Subsidiaries taken as a whole.

            (q) Borrower is not an "investment company", or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended. Neither the making of the Advance nor the application of the proceeds or repayment thereof by the Borrower, nor the consummation of the other transactions contemplated hereby, will violate any provision of such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder.

            (r) Set forth on Schedule 4.01(r) hereto is a complete and accurate list of all material patents, trademarks, trade names, service marks and copyrights, and all applications therefor and licenses thereof, owned by Borrower and each of its Subsidiaries, showing as of the date hereof the jurisdiction in which registered, the registration number, the date of registration and the expiration date.

            (s) There are no Liens (including liens or titles retained by conditional vendors) of any nature whatsoever on any properties of the Borrower or any of its Subsidiaries other than (i) Permitted Liens, (ii) Liens created pursuant to the Loan Documents and (iii) the Liens set forth on Schedule 4.01(s) hereto. The Liens granted by the Borrower to the Lender pursuant to the Security Agreement are duly perfected Liens on the Collateral. Except as disclosed on Schedule 4.01(s), neither Borrower nor any of its Subsidiaries is a party to any contract, agreement, lease or instrument the performance of which, either unconditionally or upon the happening of an event, will result in or require the creation of a Lien on its property or assets, other than Permitted Liens, or otherwise result in a violation of this Agreement.

            (t) All material contracts of the Borrower and each of its Subsidiaries (i) are listed in filings made with the Securities and Exchange Commission ("Material Contracts") and (ii) to the extent not listed in any such filings, are listed on Schedule 1 to the Security Agreement.

            (u) The Borrower and its Subsidiaries possess all patents, copyrights, trademarks, trade names, service marks, licenses, permits, authorizations and rights thereto, in respect of the foregoing, all of which are shown on Schedule 4.01(r) hereto. The patents, copyrights, trademarks, trade names, service marks, licenses, permits, authorizations and rights thereto set forth on
      Schedule 4.01(r) are, in the Borrower's reasonable business judgment, adequate for the conduct of its business as now conducted and, except for any other necessary authorizations and approvals from applicable governmental authorities, as planned to be conducted in the future, without known conflict with any rights of others that could reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), operations, performance, properties or prospects of Borrower and its Subsidiaries taken as a whole.

            (v) Borrower has been represented by independent counsel and has entered into this Agreement without any undue influence or duress of Lender, and all other Persons having an ownership interest in the Borrower have, or their duly authorized representatives, been notified of, and consented to, the Borrower's entry into this Agreement.


                                    ARTICLE V

                            COVENANTS OF THE BORROWER


            SECTION 5.01. Affirmative Covenants. So long as the Advance shall remain unpaid or the Lender shall have any Commitment hereunder, the Borrower will, and will cause each of its Subsidiaries to, unless the Lender shall otherwise consent in writing:

            (a) Compliance with Laws, Etc. Comply, in all material respects, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA, all applicable Environmental Laws and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970.

            (b) Payment of Taxes, Etc. Pay and discharge, before the same shall become delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained.

            (c) Maintenance of Insurance. Maintain insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Subsidiary operates.

            (d) Preservation of Existence, Etc. Preserve and maintain its corporate or partnership status, rights (charter and statutory) and franchises, except as may otherwise be permitted under Section 5.02(d).

            (e) Visitation Rights. At any reasonable time and from time to time, permit the Lender or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and its Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and its Subsidiaries with any of their officers or directors and with their independent certified public accountants.

            (f) Keeping of Books. Keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and their respective assets and business in accordance with GAAP.

            (g) Maintenance of Properties, Etc. Maintain and preserve all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted, except as may otherwise be permitted under Section 5.02(e).

            (h) Transactions with Affiliates. Conduct all transactions otherwise permitted under the Loan Documents with any of their Affiliates on terms that are no less favorable to the Borrower or such Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate.

            (i)   Reporting Requirements.  Furnish to the Lender:

                  (i) promptly and in any event within five Business Days after
            Borrower or any of its ERISA Affiliates knows or has reason to know that any ERISA Event has occurred, a statement of the chief executive officer or chief financial officer of the Borrower describing such ERISA Event and the action, if any, that Borrower or such ERISA Affiliate has taken and proposes to take with respect thereto;

                  (ii) promptly and in any event within five Business Days after receipt thereof by Borrower or any of its ERISA Affiliates, copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan;

                  (iii) promptly and in any event within 30 days after the
            filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Plan of each Borrower;

                  (iv) promptly and in any event within five Business Days after receipt thereof by Borrower or any of its ERISA Affiliates from the sponsor of a Multiemployer Plan, copies of each notice received by Borrower or any of its ERISA Affiliates concerning (A) the imposition of Withdrawal Liability by any Multiemployer Plan, (B) the reorganization or termination, within the meaning of Title IV of ERISA, of any Multiemployer Plan or (C) the amount of liability incurred, or that may be incurred, by Borrower or any of its ERISA Affiliates in connection with any event described in clause (A) or
            (B);

                  (v) promptly after the commencement thereof, notice of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting Borrower or any Subsidiary of the type described in Section 4.01(i);

                  (vi) promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports that Borrower or any Subsidiary sends to any holders of its debt or equity securities, and copies of all regular, periodic and special reports, and all registration statements, that Borrower files with the Securities and Exchange Commission or any governmental authority that may be substituted therefor, or with any national securities exchange;

                  (vii) promptly after the furnishing thereof, copies of any statement or report furnished to any other holder of the securities of Borrower pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lender pursuant to any other clause of this Section 5.01(i);

                  (viii) promptly upon receipt thereof, copies of all material notices, requests and other documents received by Borrower or any Subsidiary under or pursuant to any document prepared or produced in connection with any Material Contract;

                  (ix) within five Business Days after receipt, copies of all
            Revenue Agent Reports (Internal Revenue Service Form 886), or other written proposals of the Internal Revenue Service, that propose, determine or otherwise set forth positive adjustments to the Federal income tax liability of the affiliated group (within the meaning of Section 1504(a)(1) of the Internal Revenue Code) of which the Borrower is a member;

                  (x) such other information respecting the business, condition
            (financial or otherwise), operations, performance, properties or prospects of Borrower and its Subsidiaries as the Lender may from time to time reasonably request;

                  (xi) within 10 days after the Closing Date, evidence of
            insurance naming the Lender as insured and loss payee with such responsible and reputable insurance companies or associations, and in such amounts and covering such risks, as is reasonably satisfactory to the Lender.

            (j) The Business Plan. The Borrower shall comply, and cause its Subsidiaries to comply, in all material respects with the Business Plan. The Borrower shall not change, amend or otherwise modify the Business Plan without the prior written consent of the Lender.

            SECTION 5.02. Negative Covenants. So long as the Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will not, and will not permit any of its Subsidiaries to, without the written consent of the Lender:

            (a) Liens, Etc. Create, incur, assume or suffer to exist any Lien on or with respect to any of its properties of any character (including, without limitation, accounts) whether now owned or hereafter acquired, or assign, any accounts or other right to receive income, excluding, however, from the operation of the foregoing restrictions the following:

                  (i)   Permitted Liens;

                  (ii)  Liens set forth on Schedule 4.01(u);

                  (iii) the replacement, extension or renewal of any Permitted
            Lien or Lien set forth on Schedule 4.01(u) upon or in the same property theretofore subject thereto or the replacement, extension or renewal (without increase in the principal amount) of the Debt secured thereby;

                  (iv) deposits to secure the performance of bids, trade
            contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business.

                  (v)   Liens created by the Collateral Documents;

                  (vi) any interest or title of a lessor under any lease entered into by Borrower or any of its Subsidiaries in the ordinary course of business and covering only the assets so leased; and

                  (vii) judgment Liens not giving rise to an Event of Default.

            (b) Debt. Create, incur, assume or suffer to exist any Debt other than:

                  (i) in the case of the Borrower, Debt under the Loan
            Documents;

                  (ii) in the case of any of its Subsidiaries, Debt owed to the
            Borrower or to a Subsidiary of the Borrower;

                  (iii) in the case of the Borrower, indorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and

                  (iv) Debt existing on the date hereof and any trade payables that become overdue by more than 90 days after the date hereof and any refinancings, refundings, renewals or extension thereof (without any increase in the principal amount thereof or any shortening of the maturity of any principal amount thereof).

            (c) Lease Obligations. Create, incur, assume or suffer to exist any obligations as lessee (i) for the rental or hire of real or personal property in connection with any sale and leaseback transaction, or (ii) for the rental or hire of other real or personal property of any kind under leases or agreements to lease including Capitalized Leases having an original term of one year or more.

            (d) Mergers, Etc. Merge with or into or consolidate with or into any Person, except that any Subsidiary of the Borrower may merge or consolidate with or into, any other Subsidiary of the Borrower, and any of the Borrower's Subsidiaries may merge or consolidate with or into the Borrower; provided, however, that in each case, immediately after giving effect thereto, no event shall occur and be continuing that constitutes a Default and in the case of any such merger to which the Borrower is a party, the Borrower is the surviving corporation.

            (e) Sales, Etc. of Assets. Sell, lease, transfer or otherwise dispose of any of its assets except:

                  (i) sales of obsolete or worn out assets or equipment no
            longer necessary to the operation of the Borrower's or such Subsidiary's business or assets deemed in the reasonable business judgment of the Borrower to be unnecessary to the conduct of its or its Subsidiaries' business, the value of which shall not exceed $50,000;

                  (ii) in connection with a transaction authorized by subsection
            (d) of this Section; and

                  (iii) the sale of inventory in the ordinary course of
            business.

            (f) Investments in Other Persons. Make or hold (other than Investments held as of the date hereof) any Investment in any Person, except for Investments provided for in the Business Plan, and Investments otherwise approved in writing by the Lender and as follows:

                  (i) extensions of trade credit in the ordinary course of
            business;

                  (ii)  investments in Cash Equivalents;

                  (iii) loans and advances to employees of the Borrower or any
            Subsidiaries of the Borrower in the ordinary course of business (including, without limitation, for travel, entertainment and relocation expenses, but excluding commitments to pay relocation expenses in an amount not to exceed $121,000) in an aggregate amount for the Borrower and its Subsidiaries not to exceed $50,000 at any one time outstanding; and

                  (iv) investments in assets useful in the Borrower's business made by the Borrower or any of its Subsidiaries that are permitted hereunder.

            (g) Dividends, Etc. Declare or pay any dividends, purchase, redeem, retire, defease or otherwise acquire for value any of its capital stock or any warrants, rights or options to acquire such capital stock, now or hereafter outstanding, return any capital to its stockholders as such, make any distribution of assets, capital stock, warrants, rights, options, obligations or securities to its stockholders as such or issue or sell any capital stock or any warrants, rights or options to acquire such capital stock.

            (h) Capital Expenditures. Make any Capital Expenditures except as provided for in the Business Plan or otherwise approved in writing by the Lender.

            (i) Accounting Changes. Make or permit any change in accounting policies or reporting practices, except as required by GAAP.

                                  ARTICLE VI

                               EVENTS OF DEFAULT

            SECTION 6.01. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

            (a) the Borrower shall fail to pay any principal of, or interest on, the Advance, or shall fail to make any other payment under any Loan Document, in each case when the same becomes due and payable; or

            (b) any representation or warranty under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made; or

            (c) the Borrower shall fail to perform or observe (i) any term, covenant or agreement contained in Sections 5.01(d), 5.01(j) or 5.02 or
      (ii) any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed if such failure shall remain unremedied for 10 days after written notice thereof shall have been given to the Borrower by the Lender; or

            (d) any judgment or order for the payment of money in excess of $10,000,000 shall be rendered against Borrower or any of its Subsidiaries (which is not fully covered or paid by insurance) and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

            (e) any non-monetary judgment or order shall be rendered against Borrower or any of its Subsidiaries that could have a material adverse effect on (i) the business, condition (financial or otherwise), operations, performance, properties or prospects of Borrower and its Subsidiaries taken as a whole, (ii) the ability of Borrower to perform its obligations under any Loan Document to which it is a party or (iii) the rights and remedies of the Lender under any Loan Document, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

            (f) any provision of any Loan Document shall for any reason cease to be valid and binding on or enforceable against Borrower, or Borrower shall so state in writing; or the Borrower shall commence or join in any legal proceeding to contest in any manner that the Loan Documents constitute valid and enforceable agreements or Borrower shall commence or join in any legal proceeding to assert in any manner that it has no further obligation or liability under the Loan Documents; or

            (g) any Collateral Document shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority Lien on the Collateral purported to be covered thereby; or

            (h) (i) Borrower shall commence any case, proceeding or other action
      (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against Borrower any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against Borrower any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) Borrower shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii) or (iii) above; or

            (i) any ERISA Event shall have occurred with respect to a Plan of the Borrower or any ERISA Affiliate and the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans of the Borrower or any ERISA Affiliate with respect to which an ERISA Event shall have occurred and then exist (or the liability of the Borrower and its ERISA Affiliates related to such ERISA Event) exceeds $1,000,000; or

            (j) the Borrower or any ERISA Affiliate of the Borrower shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Borrower or any ERISA Affiliate as Withdrawal Liability (determined as of the date of such notification), exceeds $1,000,000 or requires payments exceeding $1,000,000 per annum; or

            (k) the Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate annual contributions of the Borrower and its ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganization or termination occurs by an amount exceeding $1,000,000; or

            (l) the Federal Communications Commission or any other governmental authority shall have canceled any material license issued by the Federal Communications Commission to Orbital Communications Corporation with respect to the operation of the Borrower's low Earth orbit satellite system or failed to renew any such license; or

            (m) the Federal Communications Commission or any other governmental authority shall have commenced any proceeding to cancel, revoke or suspend any material license issued to Orbital Communications Corporation with respect to the operation of the Borrower's low Earth orbit satellite system, which proceeding for the cancellation, revocation or suspension could reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower and its Subsidiaries taken as a whole;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (h) above with respect to the Borrower, automatically the Commitment shall immediately terminate and the Advances (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) the Lender may by written notice to the Borrower (i) declare the Commitment to be terminated, whereupon the same shall forthwith terminate, (ii) declare the Note, if any, the Advances and all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Note, if any, the Advances and all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower, and (iii) exercise any and all rights and remedies under this Agreement and the other Loan Documents available to the Lender and all other rights and remedies provided under the Uniform Commercial Code of the applicable jurisdiction and other applicable laws, which rights and remedies shall be cumulative.

                                  ARTICLE VII

                                 MISCELLANEOUS

            SECTION 7.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

            SECTION 7.02. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including fax communication) and mailed, faxed or otherwise delivered, if to the Borrower, at its address at 21819 Atlantic Boulevard, Dulles, Virginia, 20166, fax number: (703) 433-6933,
Attention: Mary Ellen Seravalli, Esq., Senior Vice President and General Counsel, with a copy to Latham & Watkins, 885 Third Avenue, New York, New York, 10022-4802, fax number: (202) 906-1200, Attention: Martin Flics, Esq.; if to the Lender, at its address at c/o Teleglobe Communications Corp., 1000 de La Gauchetiere West 23rd Floor, Montreal, Quebec, Canada, H3B4X5, fax number: (514) 868-7438, Attention: Andre Bourbonnais, Esq., with a copy to Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York, 10017, fax number: (212) 455-2502, Attention: Mark Thompson, Esq.; or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, when mailed or faxed, be effective when deposited in the mails or transmitted by fax, respectively, except that notices and communications to the Lender pursuant to Article II shall not be effective until received by the Lender.

            SECTION 7.03. No Waiver; Remedies. No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

            SECTION 7.04. Indemnity. The Borrower agrees to indemnify and hold harmless the Lender and each of its Affiliates and their officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of, or in connection with the preparation for a defense of, any investigation, litigation or proceeding arising out of, related to or in connection with the transactions contemplated hereby, whether or not an Indemnified Party is a party thereto and whether or not the transactions contemplated hereby are consummated, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct.

            SECTION 7.05. Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, the Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any indebtedness at any time owing by the Lender to or for the credit or the account of the Borrower against any and all of the Obligations of the Borrower now or hereafter existing under this Agreement and any Note, irrespective of whether the Lender shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. The Lender agrees promptly to notify the Borrower after any such set-off and application made by the Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that the Lender may have.

            SECTION 7.06. Integration. Except for the Memorandum of Understanding, dated as of August 3, 2000, among Teleglobe, Inc., the Borrower, Orbital Communications Corporation, Orbital Sciences Corporation and Teleglobe Mobile Partners, this Agreement and the other Loan Documents represent the entire agreement of the Borrower and the Lender with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Lender relative to the subject matter hereof not expressly set forth herein or in the other Loan Documents.

            SECTION 7.07. Binding Effect. This Agreement shall become effective upon the execution hereof by all of the parties hereto and thereafter shall be binding upon and inure to the benefit of each such party and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender.

            SECTION 7.08. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

            SECTION 7.09. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by fax shall be effective as delivery of an original executed counterpart of this Agreement.

            SECTION 7.10. WAIVER OF JURY TRIAL. THE BORROWER AND THE LENDER HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, THE ADVANCES OR THE ACTIONS OF THE LENDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                          ORBCOMM GLOBAL, L.P., as Borrower

                                          By_________________________________
                                          Name:  Scott L. Webster
                                          Title:  Chief Executive Officer

                                          By:  Teleglobe Mobile Partners
                                          Its General Partner

                                          By:  Teleglobe Mobile Investment, Inc.
                                          Its Managing Partner

                                          By_________________________________
                                          Name:  Andre Bourbonnais
                                          Title:


                                          TELEGLOBE HOLDING CORP., as Lender

                                          By_________________________________
                                          Name:
                                          Title: